UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2013

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2013, Green Dot Corporation (“Green Dot”) appointed Samuel Altman as a Class I member of its Board of Directors (“Board”), effective March 4, 2013. Mr. Altman currently serves as Green Dot's Executive Vice President of Mobile Products and Technology.
Mr. Altman joined Green Dot in connection with its March 2012 acquisition of Loopt, Inc. Green Dot's offer letter with Mr. Altman, dated March 6, 2012, provides for an initial annual base salary of $150,000 and eligibility for Green Dot's standard benefits and bonus programs, with a maximum bonus amount equal to 35% of his base salary. His annual base salary and maximum bonus amount were adjusted to $250,000 and 40% of his base salary, respectively, for the second half of 2012. Pursuant to his offer letter, Mr. Altman also received an option to purchase 60,000 shares of Green Dot's Class A common stock (“common stock”) under Green Dot' s 2010 Equity Incentive Plan (the “Plan”) at an exercise price of $26.91 per share. In October 2012, Mr. Altman received an option to purchase an additional 58,000 shares of common stock under the Plan at an exercise price of $12.75 per share. Mr. Altman's employment is at will and may be terminated at any time, with or without formal cause.
In addition to his offer letter, Green Dot and Mr. Altman entered into a retention agreement, dated March 8, 2012 (the “Retention Agreement”), which provided Mr. Altman with a $3.23 million retention-based payment (“Retention Bonus”) and $1.62 million performance-based payment (“Performance Bonus”). Pursuant to this agreement, Mr. Altman is obligated to repay a pro-rated portion of the Retention Bonus, ranging from 50% to 16-2/3%, in the event he is terminated without “cause” (as such term is defined in the Retention Agreement) or resigns without “good reason” (as such term is defined in the Retention Agreement), based on his length of service between January 1, 2013 and September 30, 2013. The Performance Bonus, which related to the public launch of Green Dot's GoBank product, vested and was no longer repayable by Mr. Altman as of December 31, 2012.
In connection with his appointment, Mr. Altman entered into Green Dot's standard form of indemnification agreement for its officers and directors. This agreement requires Green Dot, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Green Dot to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Green Dot's registration statement on Form S-1 (No. 333-165081) filed on June 29, 2010 and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN C. RICCI
John C. Ricci
General Counsel and Secretary
Date: March 6, 2013